BRIGGS
BUNTING &
DOUGHERTY, LLP

Certified Public Accountants and Business Advisors

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated September 18, 2002 accompanying the August 31, 2002 financial statements of Old Dominion Investors’ Trust, Inc. which are included in the Post-Effective Amendment to this Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus.

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/s/    BRIGGS, BUNTING & DOUGHERTY, LLP

Philadelphia, Pennsylvania
December 24, 2002